UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHITTENDEN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2003

Annual Meeting

and

Proxy Statement

Your Vote is Important

Every Stockholder should complete, sign, date and promptly return the proxy in the envelope furnished for this purpose. It is necessary that enough shares be represented by proxy to constitute, with the shares present in person, a legal quorum (a majority of the issued and outstanding stock) so that a meeting can be held.

Notice of Annual Meeting of Stockholders

The Annual Meeting of the Stockholders of Chittenden Corporation will be held on April 16, 2003 at 4:00 p.m. in the Adirondack Ballroom (A, B & C) in the Radisson Hotel Burlington, located at 60 Battery Street, Burlington, Vermont. The annual meeting is for the purpose of considering and acting upon:

1.	The election of Directors as provided by the By-Laws.

2.	Ratification of the Amendment to the Chittenden Corporation Stock Incentive Plan.

3.	Any other business which may properly come before the meeting or any adjournment thereof.

By order of the Board of Directors.

F. Sheldon Prentice

Secretary

March 14, 2003

CHITTENDEN CORPORATION

Two Burlington Square

Burlington, Vermont 05401

March 14, 2003

Proxy Statement

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

APRIL 16, 2003

Solicitation and Revocation of Proxies

This proxy statement is furnished to the Stockholders of CHITTENDEN CORPORATION (the “Corporation”), a corporation organized under the laws of the State of Vermont, in connection with the annual meeting of the Stockholders of the Corporation to be held on Wednesday, April 16, 2003, at 4:00 p.m., in the Adirondack Ballroom (A, B & C) in the Radisson Hotel Burlington, located at 60 Battery Street, Burlington, Vermont.

A proxy card is furnished by the Corporation. This proxy is being solicited by the Board of Directors of the Corporation for use at the April 16, 2003 annual meeting of its Stockholders and at any adjournment thereof. A proxy duly executed and returned by a Stockholder will be voted as directed by the proxy, and, if no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors contained herein. As to other matters, if any, to be voted upon, the persons named in the proxy will take such action as the Board of Directors may deem advisable.

A Stockholder who signs and returns a proxy may revoke it at any time before it is exercised by notifying the Secretary of the Corporation in writing or by attending the meeting and voting in person.

This Proxy Statement, the Corporation’s Summary Annual Report and Form 10-K, which contain financial statements, will be mailed on or about March 14, 2003 to Stockholders of record on February 28, 2003. The Annual Report and Form 10-K are not to be regarded as proxy soliciting material.

All expenses of the solicitation of proxies are being borne by the Corporation. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Corporation may also solicit proxies by telephone, telegraph and in person and arrange for nominees, custodians and fiduciaries to forward proxies and proxy material to their principals at the expense of the Corporation. The Corporation also has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee of $6,000 plus reimbursement of out-of-pocket expenses.

Voting Securities

The Board of Directors of the Corporation has fixed the close of business on February 28, 2003 as the record date for the determination of Stockholders entitled to notice of and to vote at the annual meeting. Each share of common stock will be entitled to one vote. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon.

As of January 31, 2003 there were 31,967,741 shares of common stock outstanding and entitled to vote. Security ownership of the Corporation’s Directors and Executive Officers is provided below in tabular form.

(1) Title of Class	(2) Name of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4)Percent of Class(1)

Common Stock	Bertrand, Frederic H.	20,997(2)	*

Common Stock	Boardman, David M.	52,895(3)	*

Common Stock	Carrara, Paul J.	28,882(4)	*

Common Stock	Crawford, Sally W,	4,202(5)	*

Common Stock	Drumheller, Philip M.	18,648(6)	*

Common Stock	Dwight, John K.	33,301(7)	*

Common Stock	Hutton, Lyn	10,328(8)	*

Common Stock	Kolvoord, Philip A.	18,155(9)	*

Common Stock	Perrault, Paul A.	528,622(10)	1.65%

Common Stock	Pizzagalli, James C.	140,614(11)	*

Common Stock	Pomerleau, Ernest A.	49,535(12)	*

Common Stock	Richards, Mark W.	107,493(13)	*

Common Stock	Spera, Pall D.	55,446(14)	*

Common Stock	Wells, Owen W.	5,371(15)	*

Common Stock	Wilson, Martel D., Jr.	55,160(16)	*

Common Stock	DeShaw, Lawrence W.	142,121(17)	*

Common Stock	Kelly, John W.	103,805(18)	*

Common Stock	O’Brien, Danny H.	117,986(19)	*

Common Stock	Walters, Kirk W.	135,073(20)	*

Common Stock	Directors, Officers of the Corporation, Senior Management (the “Officer Group”)	2,033,468(21)	6.36%

* Less than one percent

(1)	Except as otherwise noted, each individual in the table above has the sole voting and investment power over the shares listed.
(2)	Includes 16,912 shares issuable upon the exercise of stock options that have vested.
(3)	Includes 7,750 shares issuable upon the exercise of stock options that have vested.
(4)	Includes 23,020 shares issuable upon the exercise of stock options that have vested.

(5)	Includes 1,500 shares issuable upon the exercise of stock options that have vested.
(6)	Includes (a) 14,525 shares issuable upon the exercise of stock options that have vested, and (b) 2,500 shares owned by Lane Press.
(7)	Includes (a) 23,504 shares issuable upon the exercise of stock options that have vested, and (b) 7,207 shares owned by a Rabbi Trust.
(8)	Includes 7,500 shares issuable upon the exercise of stock options that have vested.
(9)	Includes (a) 7,750 shares issuable upon the exercise of stock options that have vested, and (b) 1,378 shares owned by Mr. Kolvoord’s spouse.
(10)	Includes (a) 452,000 shares issuable upon the exercise of stock options that have vested, (b) 17,119 shares owned through a 401(k) plan and (c) 59,503 shares owned by Mr. Perrault’s spouse.
(11)	Includes (a) 7,750 shares issuable upon the exercise of stock options that have vested, (b) 7,912 shares owned by Pizzagalli Construction Company and (c) 5,360 shares owned by Pizzagalli Foundation.
(12)	Includes (a) 26,093 shares issuable upon the exercise of stock options that have vested and (b) 13,700 shares owned by a Rabbi Trust.
(13)	Includes (a) 11,850 shares issuable upon the exercise of stock options that have vested and (b) 13,620 shares held in custodial accounts.
(14)	Includes 23,020 shares issuable upon the exercise of stock options that have vested.
(15)	Includes 4,000 shares issuable upon the exercise of stock options that have vested.
(16)	Includes (a) 23,020 shares issuable upon the exercise of stock options that have vested and (b) 2,226 shares owned through an individual retirement account of Mr. Wilson’s spouse.
(17)	Includes (a) 112,910 shares issuable upon the exercise of stock options that have vested, (b) 3,570 shares owned through a 401(k) plan and (c) 13,003 shares owned by Mr. DeShaw’s wife.
(18)	Includes 103,753 shares issuable upon the exercise of stock options that have vested.
(19)	Includes (a) 110,880 shares issuable upon the exercise of stock options that have vested and (b) 106 shares owned through a 401(k) plan.
(20)	Includes (a) 109,782 shares issuable upon the exercise of stock options that have vested and (b) 3,319 shares owned through a 401(k) plan.
(21)	Total includes 404,834 shares held by the “Officer Group” not listed in the table.

Notes Regarding Directors’ Stock Ownership

Beneficial ownership is determined in accordance with Rule 13(d)(3) under the Securities Exchange Act of 1934. Unless otherwise indicated, the listed persons have sole voting power and sole investment power with respect to the shares of common stock set forth.

No one is the beneficial owner of more than five percent of any class of the Corporation’s voting securities, except Private Capital Management (“PCM”) and T. Rowe Price Associates, Inc., which include any shares owned by T. Rowe Price International and by the T. Rowe Price Mutual Funds. The reporting persons are filing as Investment Advisers registered under Section 203 of the Investment Advisers Act of 1940. This information was supplied to the Corporation on Schedule 13G pursuant to the Securities Exchange Act of 1934.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class

Common Stock	Private Capital Management Bruce S. Sherman, CEO Gregg J. Powers, President 8889 Pelican Bay Blvd. Naples, FL 34108	2,186,234(1)	6.84%

Common Stock	T. Rowe Price Associates, Inc. Henry H. Hopkins Managing Director 100 E. Pratt Street Baltimore, MD 21202	2,586,650(2)	8.09%

(1)	Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM’s clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’S clients and disclaim the existence of a group.
(2)	These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of these shares.

The Corporation’s principal subsidiary, Chittenden Trust Company (the “Bank”), held in a fiduciary or representative capacity, in the aggregate, approximately 1,342,677 shares, or 4.20 percent, of the outstanding shares of common stock of the Corporation as of December 31, 2002. The Corporation and the Bank disclaim beneficial ownership of these shares.

Election of Directors of Chittenden Corporation

(Item 1 on Proxy Card)

Classified Board of Directors

The number of Directors, which is presently set at 15, is established periodically by the Board. All Directors are elected for staggered three-year terms so that approximately one third of the Directors are elected at each annual meeting. At the annual meeting four Directors will stand for election to serve for a term of three years.

It is the intention of the persons named in the proxy to vote for the nominees named for the terms indicated.

Election of Directors requires a majority vote. The four nominees for Directors and the eleven continuing Directors are listed on the following pages with brief statements of their principal occupations and other information. All of the nominees are serving currently on the Board of Directors of the Corporation. According to information supplied by them, these persons, as of January 31, 2003 owned beneficially the number of shares of common stock of the Corporation indicated.

Director Nominees

The following persons have been nominated to serve as Directors for terms to expire in 2006.

John K. Dwight.    Mr. Dwight, 58, has been a Director of Chittenden since 1999. He is President and CEO of Dwight Asset Management Co. He is a graduate of the University of North Carolina in Chapel Hill, North Carolina. Mr. Dwight is a past Director of United Asset Management Company, Trustee of the Shelburne Museum, a Trustee of the Vermont Folklife Center, a Director of Resolution, Inc., a Director of the Vermont Business Round Table and a founding member of the Vermont Security Analysts Chapter.

Lyn Hutton.    Ms. Hutton, 53, has been a Director of Chittenden since 1995. She is Executive Vice President and Chief Investment Officer of Commonfund. From 1998 through 2002, she was Vice President and Chief Financial Officer of the John D. and Catherine T. MacArthur Foundation. From 1990 to 1998 she served as Vice President and Treasurer of Dartmouth College. From 1982 to 1990 she was associated with the University of Southern California, first as Treasurer and then as Senior Vice President for Finance and Administration. Both a Certified Public Accountant and a Chartered Financial Analyst, Ms. Hutton has previously served on the Board of Directors of First Interstate Bank of California.

Paul A. Perrault.    Mr. Perrault, 51, has served as Chairman of the Board of Directors of Chittenden Corporation and Chittenden Bank since 1998. He has served as Director, President and Chief Executive Officer since 1990. Mr. Perrault began his banking career in 1975 at Shawmut Bank and has served in a variety of commercial banking positions in Rhode Island and Boston. From 1989 to 1990 he was President of Bank of New England-Old Colony, Providence, Rhode Island. Before becoming President, Mr. Perrault was Executive Vice President and Senior Loan Officer beginning his career with them in 1985. He is a 1973 graduate of Babson College and received his MBA from Boston College School of Management in 1975. He is a Trustee of Champlain College and he serves on the American Bankers Council, the Government Relations Council and the Corporate Governance Task Force of the American Bankers Association. He also serves on the SuperCommunity Bank Peer Group.

Mark W. Richards.    Mr. Richards, 57, has been a Director of Chittenden since 1999. Prior to that he was a Director of Vermont Financial Services Corporation for 11 years. He attended Williams College and Columbia Graduate School of Business, as well as having served 3 years as a United States Naval officer. He is President of Richards, Gates, Hoffman & Clay Insurance in Brattleboro, Vermont and is currently a Trustee of the Brattleboro Development Credit Corp., the Brattleboro Retreat and a corporator of Brattleboro Memorial Hospital.

Continuing Directors

Frederic H. Bertrand.    Mr. Bertrand, 66, has been a Director of Chittenden since 1989. He is Chairman of Central Vermont Public Service Corporation and is former Chairman of the Board and Chief Executive Officer of National Life Insurance Company. He is a Director of Catamount Energy

Corporation, Union Mutual Fire Insurance Company and the Vermont Electric Power Company. He is a graduate of Norwich University and the College of William and Mary Law School. He is a former Chairman of the American Council of Life Insurance, the Vermont Business Roundtable and a former Mayor of Montpelier, Vermont. Mr. Bertrand is chairman of the Corporation’s Audit Committee. Mr. Bertrand’s term expires in 2004.

David M. Boardman.    Mr. Boardman, 68, has been a Director of Chittenden since 1978. He is Retired and Past President of Hickok & Boardman Financial Planning and Group Benefits, Inc., with which he has been associated since 1956. He has also been a representative of National Life Insurance Company since 1956. He is a Chartered Life Underwriter, a Life and Qualifying Member of the Million Dollar Round Table and a Certified Financial Planner. He is a past Trustee of Vermont Catholic Charities, past Chairman of the Burlington City Retirement Board, past President of the Greater Burlington Industrial Corp. and past President of the Burlington Boys and Girls Club. Mr. Boardman is also a past Chairman of the Board of Champlain College, where he was a Trustee for 28 years. Mr. Boardman is vice chairman of the Corporation’s Audit Committee. Mr. Boardman’s term expires in 2004.

Paul J. Carrara.    Mr. Carrara, 66, has been a Director of Chittenden since 1982. He is President of J. P. Carrara & Sons, Inc., a ready-mixed and precast concrete supplier located in Middlebury, Vermont. Mr. Carrara is a general partner in Vermont Industrial Parks, Limited Partnership, an industrial property-leasing firm in Rutland, Vermont. Mr. Carrara’s term expires in 2005.

Sally W. Crawford.    Ms. Crawford, 49, has been a Director of Chittenden since 1998. She is a health care consultant based in Exeter, New Hampshire. Since 1997, she has worked with payers, providers, regulators and investors on managed care initiatives. From 1985 to 1997, Ms. Crawford was Chief Operating Officer of Healthsource, Inc., a publicly traded HMO and managed care company. From 1978 to 1985, she was Marketing Director for two New Hampshire HMOs, Matthew Thornton Health Plan and Beacon Health. She graduated from Smith College and received an MS degree from Boston University. Ms. Crawford is a Director of Cytyc Corporation, a health care company that develops, manufactures and markets the Thin Prep System for medical diagnostic systems. She also serves as Director for EXACT Sciences Corporation, a publicly traded company headquartered in Maynard, Massachusetts that has developed proprietary technologies in applied genomics to screen for cancer. Ms. Crawford’s term expires in 2005.

Philip M. Drumheller.    Mr. Drumheller, 49, has been a Director of Chittenden since 1999. He is President of The Lane Press, Inc., one of the nation’s leading providers of print and web-based production, distribution, content management products and services to publishers. He joined the one-hundred-year-old firm in 1986 as Vice President of Finance. He is a 1975 graduate of the United States Merchant Marine Academy and received his MBA from The Wharton School, University of Pennsylvania in 1984. He is a Master Mariner, licensed by the U.S. Coast Guard to captain U.S. ships of any size on any ocean and is a retired commissioned officer of the United States Navy, Reserve. Mr. Drumheller serves on the boards of Vermont Managed Care Indemnity Corporation, Lake Champlain Maritime Museum, and The Lane Press, Inc. (Chairman). He is a member of the Vermont Business Roundtable. Mr. Drumheller’s term expires in 2005.

Philip A. Kolvoord.    Mr. Kolvoord, 70, has been a Director of Chittenden since 1977. He is of counsel in the law firm of Kolvoord, Overton & Wilson in Essex Junction, Vermont. He received his law degree from the University of Virginia and commenced his law practice in Vermont in 1958. Mr. Kolvoord is a former President of the Vermont Trial Lawyers Association and the Chittenden County Bar Association. He is a former Chairman of the Judicial Nominating Board and the Museum for Children in Essex Junction, Vermont. Mr. Kolvoord and other members of his firm are retained from time to time for legal services by the Essex Junction office of the Bank. Mr. Kolvoord will retire on April 16, 2003.

James C. Pizzagalli.    Mr. Pizzagalli, 58, has been a Director of Chittenden since 1980. He is Co-Chairman of Pizzagalli Construction Company and President of Pizzagalli Properties, LLC. He joined the companies in 1969 after graduating from the University of Vermont and Boston University Law School. He is a Director of the Associated General Contractors of America, President and a Director of the AGC Education and Research Foundation, a Trustee of the University of Vermont and Treasurer and a Trustee of the Shelburne Museum. Mr. Pizzagalli is chairman of Chittenden’s Executive Committee. Mr. Pizzagalli’s term expires in 2005.

Ernest A. Pomerleau.    Mr. Pomerleau, 55, has been a Director of Chittenden since 1999. He is President of Pomerleau Real Estate, a real estate development, brokerage and property management firm which he joined in 1969 after graduating from St. Michael’s College. Mr. Pomerleau is Chairman of the Greater Burlington Industrial Corporation and Vice Chairman of the Board for the Vermont Visiting Nurse Association. Mr. Pomerleau serves, on special assignment, as an advisor to the Bank’s socially responsible banking program. Mr. Pomerleau’s term expires in 2005.

Pall D. Spera.    Mr. Spera, 57, has been a Director of Chittenden since 1985. He is President of Pall Spera Company, Realtors LLC and Pall Spera Financial Group of Florida and managing partner of Summit Holdings LLC, a real estate investment partnership. A past President and Director of the Vermont Association of Realtors, who recognized him as the Realtor of the Year, Mr. Spera was recently a director of National Association of Realtors and chaired its Legal Affairs Committee. He is also a director of the Lake Mansfield Trout Club. Mr. Spera was an incorporator and a charter Director of Mountain Trust Company in 1977, was elected Vice Chairman in 1978, served as Acting President in 1980-81 and was Acting Chairman of the Board prior to the Merger of Mountain Trust Company with Chittenden Trust Company. Mr. Spera’s term expires in 2004.

Owen W Wells.    Mr. Wells, 59, has been a Director of Chittenden since 2001. He is President and CEO and Trustee of the Libra Foundation, a charitable foundation located in Maine. He is also President and CEO and Director of October Corporation. Mr. Wells is of Counsel to the law firm of Perkins, Thompson, Hinckley & Keddy. He is a Director of Maine Bank & Trust Company, Irving Oil Corporation, Irving Oil Transportation Company, Irving Oil Terminals, Inc., Ocean Investments, LLC and Ocean Investment Corporation. Mr. Wells is a Trustee and former Chairman of the Board of Maine Medical Center and a Trustee of Maine Health. He serves as a Trustee of Fisher Charitable Foundation and is a member of the Board of The Hauser Center of Harvard University. Mr. Wells’ term expires in 2004.

Martel D. Wilson, Jr.    Mr. Wilson, 65, has been a Director of Chittenden since 1983. He is the former Vice President, Chief Financial Officer and Director of S-K-I Ltd. He graduated from the University of Colorado with a degree in mechanical engineering and received a MBA from Cornell University. Mr. Wilson is a Director and Chairman of the Board of Building Material Distributors, Inc. of Stockton, California, a building material wholesaler in California, Nevada, Arizona and Utah. He is a former President and Director of the Rutland Region Chamber of Commerce, a former Trustee of the College of St. Joseph the Provider, a former President and Director of the Rutland Regional Medical Center and a member of the Investment Committee and former Chairman of the Board of Trustees of Comprehensive Health Resources, a health care holding company. Mr. Wilson’s term expires in 2004.

Meetings of the Board of Directors and Its Audit and Executive Committees

The Board of Directors of the Corporation and the Bank held eleven meetings during the calendar year 2002. No Director attended fewer than seventy-five percent of the aggregate of the meetings of the Board and the total number of meetings held by committees of the Board on which they served during 2002.

Audit Committee

The Corporation has a standing Audit Committee comprised of Messrs. Bertrand (Chairman), Boardman (Vice Chairman), Drumheller, Richards, Wells, Wilson, Ms. Crawford and Ms. Hutton. The audit committee makes recommendations to the full Board concerning the engagement of independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Chittenden’s internal accounting controls. The Audit Committee operates under a formal charter that was adopted in 2000. The charter is reviewed and reassessed each year. The audit committee met three times during 2002. The Report of the Audit Committee appears on pages 8 and 9 of this Notice and Proxy Statement.

Executive Committee

The Corporation has a standing Executive Committee comprised of Messrs. Perrault, ex officio, Pizzagalli (Chairman), Bertrand, Spera, Wilson and Ms. Hutton. The executive committee is responsible for strategic planning, officer and non-officer compensation and directors’ succession, among other duties. In carrying out these responsibilities, the executive committee considers and recommends nominees for election to the board as vacancies occur and performs all of the functions of a compensation committee. The executive committee met six times during 2002.

The Chittenden Board does not have a standing nominating or compensation committee. The executive committee performs all of the functions of these committees.

Remuneration of Directors and Officers

The Corporation compensates its Directors, other than Mr. Perrault, in quarterly retainer fees of $500 of which 50% is paid in the form of Corporation stock.

Directors of the Bank, other than Mr. Perrault, are paid an annual retainer of $3,000 without regard to attendance, $1,500 per meeting attended for monthly meetings, and $750 per telephone conference meetings of the Board. Fifty percent of retainers and fees are paid in the form of Corporation stock.

Directors serving on the Bank’s Audit and Executive Committees receive a meeting fee of $1,000 per meeting attended and $500 per telephone conference meetings, 50% of which is paid in the form of Corporation stock.

The Chairman of the Board of the Bank, who is also an employee (i.e., Mr. Perrault), does not receive additional compensation for service as Chairman. The Chairman of the Executive Committee, the Chairman and Vice Chairman of the Audit Committee and the Advisor to the Bank’s socially responsible banking program receive an annual retainer of $3,000 without regard to attendance. Fifty percent of retainers are paid in the form of Corporation stock.

The payment of Directors’ fees by the Corporation and the Bank may be deferred by a Director pursuant to a Director’s Deferred Compensation Plan, adopted April, 1972, and most recently amended January 1, 1992.

Report of the Audit Committee

The audit committee consists of eight members of the board, each of whom is independent within the definition of the New York Stock Exchange applicable listing standards. In 2000, the board adopted a charter for the audit committee which specifies the scope of the audit committee’s responsibilities and how it carries out those responsibilities.

The audit committee has prepared the following report for inclusion in this Proxy Statement:

The Audit Committee has reviewed and discussed the Company’s December 31, 2002 audited financial statements with management and with PricewaterhouseCoopers LLP, the Company’s independent auditors. The audit committee also has discussed with the independent auditors the matters required to be discussed by statement on Auditing Standards No. 61 (communication with audit committees) as amended by Statement on Auditing Standards No. 90 (audit committee communications). In addition, the audit committee has also received from the independent auditors the written disclosures and the letter required by the Independence Standards Board Standards No. 1 (independence discussions with the audit committee) and has discussed with PricewaterhouseCoopers LLP their independence from the Company. The audit committee also considered whether the auditors’ provision of non-audit servies to the Company is compatible with the independence of PricewaterhouseCoopers LLP.

While the audit committee oversees the Company’s financial reporting process for the Board of Directors consistent with the audit committee charter, management has primary responsibility for this process including the Company’s system of internal control, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. In addition, the Company’s independent auditors and not the audit committee are responsible for auditing those financial statements.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Frederic H. Bertrand, Chairman

David M. Boardman, Vice Chairman

Sally W. Crawford

Philip M. Drumheller

Lyn Hutton

Mark W. Richards

Owen W. Wells

Martel D. Wilson, Jr.

Report of the Committee Responsible for Compensation

The Executive Committee of the Board of Directors continues to have primary responsibility for the design and administration of all executive compensation programs at Chittenden Corporation. The recommendations of the Committee are reviewed and approved by the full Board. During 2002, Executive Committee members were Messrs. Pizzagalli (Chairman), Perrault, ex officio, Bertrand and Spera and Ms. Hutton.

Towers Perrin was engaged in late 2001 to conduct a comprehensive review of market and peer group compensation information. This analysis suggested that the general guidelines adopted in 1999 continue to be relevant and appropriate. Based upon this conclusion, the market data that was gathered by Towers was used as the basis for all base salary adjustments for the executive management group. In addition, this information was used to establish incentive targets and stock option awards for the group. As has been the practice for several years, executive management’s remuneration is closely tied to corporate performance.

With regard to Mr. Perrault’s compensation, the Committee continued the process that was initiated in 1999. The objective continues to be to position his compensation at a level consistent with CEOs of other comparably-sized, high performance banks. Total compensation is biased heavily toward incentive, rather than fixed, compensation. Thus, Mr. Perrault’s opportunity for reward is aligned with consistency in earnings and shareholder interests.

Specifically, Mr. Perrault’s base salary was adjusted to $550,000 on April 17, 2002. Based upon corporate performance for 2002, Mr. Perrault received a payment of $550,000 under the Executive Management Incentive Compensation Plan (EMICP). In addition, he received a grant of 32,000 stock options. The option price was set at the fair market value (FMV) on the date of grant, $27.90/share.

Mr. Perrault is also eligible to receive payments under an individual retirement agreement. This program was established with the objective of enhancing Mr. Perrault’s retirement benefit in the event that certain return on equity (ROE) targets are met. As a result of the analysis that was conducted during the first half of 2002, the plan was amended to (i) improve the contribution formula, (ii) provide for 100% vesting, and (iii) improve the change of control provision.

In 2002, with a reported ROE of 16.12%, the sum of $321,180 was accrued for Mr. Perrault under this agreement. In addition, the Committee exercised the discretionary authority allowed under the plan guidelines to recommend the accrual of an additional $300,000 to Mr. Perrault’s account in 2002.

Approximately 250 senior and middle management positions are also eligible to participate in incentive compensation programs throughout the company. Corporate performance targets were established in January 2002 and incentive awards were made in February 2003 based upon performance against these targets.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Corporation and the four highest paid Executive Officers of the Corporation whose salary and bonus earned in 2002 exceeded $100,000.

Annual Compensation					Awards		Payouts

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options (#)(2)	Incentive Plan (LTIP) Payouts	Long-Term All Other Compensation ($)(3)
Paul A. Perrault	2002	$545,212	$550,000	$0	0	32,000	0	$332,634
President and CEO	2001	$523,961	$300,000	$0	0	137,500	0	$169,131
	2000	$495,211	$0	$0	0	137,500	0	$247,261

John W. Kelly	2002	$239,654	$240,000	$0	0	35,000	0	$15,289
Executive Vice President	2001	$211,730	$127,000	$0	0	25,000	0	$7,814
	2000	$195,000	$20,000	$0	0	0	0	$13,076

Lawrence W. DeShaw	2002	$229,885	$230,000	$0	0	35,000	0	$14,917
Executive Vice President	2001	$211,730	$127,000	$0	0	25,000	0	$7,814
	2000	$195,000	$20,000	$0	0	0	0	$13,198

Kirk W. Walters	2002	$224,539	$225,000	$0	0	35,000	0	$13,796
Executive Vice President	2001	$205,000	$123,000	$0	0	25,000	0	$7,669
	2000	$195,000	$20,000	$0	0	0	0	$12,495

Danny H. O’Brien	2002	$219,654	$220,000	$0	0	35,000	0	$13,512
Executive Vice President	2001	$191,730	$115,000	$0	0	25,000	0	$6,966
	2000	$175,000	$15,000	$0	0	0	0	$11,108

Summary Compensation Table—Footnotes

(1)	The compensation shown in this column represents payments earned under the Executive Management Incentive Compensation Plan (EMICP) for those years.
(2)	The grant price for one-half of the options awarded to Mr. Perrault in 2000 and 2001 was set at the fair market value (FMV) of Chittenden Corporation stock on the date of grant. The exercise price of the remaining one-half of the option award was set at a premium of 10% above this price. The grant price for all options awarded to Mr. Perrault in 2002 was set at the FMV of Chittenden Corporation stock on the date of grant. All options vested at time of grant. The grant price for one-half of the options awarded to Messrs. Kelly, DeShaw, Walters, and O’Brien in 2001 was set at the FMV of Chittenden Corporation stock on the date of grant. The exercise price of the remaining one-half of the option award was set at a premium of 10% above this price. The grant price for all options awarded to Messrs. Kelly, DeShaw, Walters, and O’Brien in 2002 was set at FMV of Chittenden Corporation stock on the date of grant. All options vested at time of grant.
(3)	Totals in this column are comprised of: (1) a 401(k) Corporation match of 35% and an additional profit sharing match of 25% shown as one total; (2) the parallel match made under the Savings Plan Restoration portion of the Supplemental Executive Retirement Plan established in January 1997, and; (3) that piece of Mr. Perrault’s Supplemental Executive Retirement Plan (SERP) benefit which may be granted based on the Corporation’s annual results as measured by ROE. The figures, respectively, are as follows: Mr. Perrault — $6,137, $5,317 and $321,180 and; Mr. Kelly — $6,165 and $9,124 and; Mr. DeShaw — $6,151 and $8,766 and; Mr. Walters — $6,078 and $7,718 and; Mr. O’Brien — $5,951 and $7,561.

Option Grants in Last Fiscal Year

The following table sets forth the options granted during fiscal year ended December 31, 2002 to Chittenden’s Named Executive Officers.

				Individual Grants	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Paul A. Perrault	32,000	6.10%	$27.90	7/17/2012	$561,477	$1,422,893
John W. Kelly	35,000	6.67%	$28.61	1/16/2012	$629,744	$1,595,894
Lawrence W. DeShaw	35,000	6.67%	$28.61	1/16/2012	$629,744	$1,595,894
Kirk W. Walters	35,000	6.67%	$28.61	1/16/2012	$629,744	$1,595,894
Danny H. O’Brien	35,000	6.67%	$28.61	1/16/2012	$629,744	$1,595,894

(1)	Potential realizable values are calculated as the product of (A) assumed annual gains in the initial exercise price of 5% and 10% over the term of the options less the initial exercise price and (B) the number of options.

The following table sets forth the aggregate number of options exercised in 2002 and the value of options held as of December 31, 2002 by Chittenden’s Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year 2002

And Fiscal Year-End 2002 Option Values

(a)	(b)	(c)	(d)		(e)
Name	Shares Acquired on Exercise (#)	Value Realized	Number of Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-The Money Options at Fiscal Year-End ($) (1)

			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul A. Perrault	3,604	$52,817	452,000	0	$1,295,326	0
John W. Kelly	—	—	103,753	0	$10,060	0
Lawrence W. DeShaw	9,157	$188,250	112,910	0	$156,645	0
Kirk W. Walters	12,722	$174,101	109,782	0	$68,913	0
Danny H. O’Brien	7,000	$126,791	110,880	0	$156,645	0

(1)	Based on the last reported sale price of Chittenden common stock on the NYSE on December 31, 2002 of $25.48.

Employment Agreements

Chittenden currently has severance agreements with each of Messrs. Perrault, Kelly, DeShaw, Walters and O’Brien. These agreements provide for payments to such persons that are conditioned upon a “change of control” of Chittenden followed within three years by either (1) termination of employment by Chittenden for any reason other than death or (2) termination by the executive for any reason. If these conditions are satisfied, the required payments would equal a multiple of the employee’s annual salary, bonus and pension plan contributions. For Mr. Perrault, such payments would equal 2.99 times annual salary, bonus and pension plan contributions, and for Messrs. Kelly, DeShaw, Walters and O’Brien, such payments would equal 2.0 times annual salary, bonus and pension plan contributions. In addition, the CEO’s compensation plan provides for certain long-term disability payments in the event of a disability resulting in termination of employment, in which case a monthly benefit would be paid at age 60 based upon 60% of the base salary of Mr. Perrault at the time of disability.

Chittenden Corporation Retirement Plans

Substantially all full-time employees of Chittenden Corporation who are age 21 with one year of service participate in the Chittenden Pension Account Plan (the “Pension Plan”), a defined benefit pension plan intended to qualify under Section 401(a) of the Internal Revenue Code (the “Code”). The Pension Plan is a cash balance plan whereby each participant’s benefit is determined based on annual pay credits and interest credits made to each participant’s notional account.

Pay credits range from 2.5% to 11.0% of compensation up to the Social Security Wage Base and from 5.0% to 16.0% of compensation over the Social Security Wage Base, depending on the participant’s age and length of service with the Company. Chittenden participants whose age plus service as of December 31, 1995 equaled 70 or more are eligible for an additional pay credit of 8.0% of compensation for plan years worked between 1996 and 2005. Former Vermont Financial Services (VFS) participants whose age plus service as of December 31, 1999, equaled 70 or more are eligible for an additional pay credit of 8.0% of compensation for plan years worked between 2000 and 2009. Compensation refers to pension-eligible earnings of the participant under the Pension Plan, including the entire amount of salaries, wages, overtime pay, commissions, bonuses, pre-tax deferrals and similar payments reported on Form W-2, excluding employer contributions to this or any other benefit plan, severance amounts, and taxable income attributable to stock options. Compensation under this plan is limited to $200,000 for 2002 (as indexed under Section 401(a)(17) of the Code.

Interest credits are based on the notional account balance on the last day of the prior plan year and the plan’s interest credit rate. For the Pension Plan, this interest credit rate equals the average 12-month Treasury Bill rate during December of the preceding plan year plus 0.5%, subject to a 5.0% minimum and an 8.0% maximum rate.

No pay or interest credits were granted under the plan for periods of employment prior to January 1, 1996. For Chittenden participants, benefits accrued as of December 31, 1995 under the prior formula were converted to an opening account balance. For former VFS employees, benefits accrued as of December 31, 1999, under the prior VFS plan were converted to an opening account balance. For former United Bank (UB) employees, benefits accrued as of October 31, 1999, under the prior UB plan were converted to an opening account balance. Service is calculated from date of hire for purposes of determining the level of pay credit for the plan year. The normal retirement age under the plan is age 65. Benefits are computed on a straight life basis. Participants under this plan are entitled to a minimum benefit equal to the amount accrued under the prior plan formula as of the date of conversion to an opening account balance.

In addition, Chittenden maintains a non-qualified, supplemental defined benefit plan (the “SERP”) which is also a cash balance plan. The SERP provides an additional pay credit that would be paid by the Pension Plan except for limitations on pay and benefit amounts currently imposed by the Code. The interest credit under the SERP equals Chittenden’s average yield on earning assets for the previous year.

The estimated annual benefits payable from the Pension Plan and SERP to Mr. DeShaw, Mr. Kelly, Mr. O’Brien, Mr. Perrault and Mr. Walters, upon normal retirement are $167,000, $115,000, $109,000, $323,000, and $132,000, respectively. As of December 31, 2002, Mr. DeShaw, Mr. Kelly, Mr. O’Brien, Mr. Perrault, and Mr. Walters had 32, 12, 15, 12, and 6 years of credited service, respectively, under the Pension Plan.

Stock Performance Graph

The following graph provides a comparison, from December 31, 1997 through December 31, 2002, of the cumulative total stockholder return (assuming reinvestment of dividends) among Chittenden; the Standard & Poor’s 500 Index; the Standard & Poor’s 600 Small Cap and the SNL $1B-$5B Bank Index. The historical information set forth below is not necessarily indicative of future performance.

Indebtedness of Management

Our directors, officers and employees are permitted to borrow from our banking subsidiary in accordance with the requirements of federal and state law. All loans made by our banking subsidiaries to directors and executive officers or their related interests have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. We believe that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features.

Availability of Independent Public Accountants

The Board of Directors of the Corporation, in accordance with the recommendation of its Audit Committee, none of whom is an employee of the Corporation, appointed PricewaterhouseCoopers LLP as independent public accountants of the Corporation for the year ending December 31, 2002. The Corporation was advised by PricewaterhouseCoopers LLP that neither the firm nor any of their associates have any relationship with the Corporation or any affiliate of the Corporation. PricewaterhouseCoopers LLP will have a representative at the meeting who will be available to respond to appropriate questions.

During 2002, PricewaterhouseCoopers LLP examined the consolidated financial statements of the Corporation and its subsidiaries, in connection with Securities and Exchange Commission filings of periodic financial statements. A breakdown of the fees paid to PricewaterhouseCoopers LLP follows:

Audit Services (aggregate for annual and quarterly reviews):	$227,000
Financial information systems design and implementation services:	0
Aggregate other services, including tax:	0

The Chittenden Corporation Stock Incentive Plan

Proposal to Approve the Amendment to the Stock Incentive Plan

(ITEM 2 ON PROXY CARD)

Proposal

In January, 2003, our Board of Directors voted to amend the Chittenden Corporation Stock Incentive Plan (the “Stock Incentive Plan”) and is recommending this amendment to our stockholders for approval.

The amendment to the Stock Incentive Plan would authorize Chittenden (i) to issue up to an additional 1,000,000 shares of our common stock pursuant to various stock incentive awards under the Stock Incentive Plan and (ii) grant unrestricted stock awards under the Stock Incentive Plan. When the Stock Incentive Plan was originally adopted in 1993, 375,000 shares of our common stock were reserved. As a result of stock splits, the number of shares reserved was adjusted to 732,422 shares of common stock. In 1997, 500,000 shares were added and in 2001, 1,000,000 shares of our common stock were added to the Plan. In 1997 and 2001, there were also stock splits and the number of shares reserved was adjusted accordingly. Currently, 548,700 shares of common stock remain available for issuance under the Stock Incentive Plan. Pursuant to the proposed amendment, an additional 1,000,000 shares of common stock will be reserved to be issued under the Stock Incentive Plan. The number of shares of common stock reserved for issuance under the Stock Incentive Plan is subject to adjustment for stock splits, stock dividends and similar events.

Based solely on the closing price of our common stock as reported on the New York Stock Exchange on January 31, 2003 of $25.675 per share, the maximum aggregate market value of the additional 1,000,000 shares of common stock reserved for issuance under the Stock Incentive Plan would be $25,675,000.

Reasons for Amendment

Our Board of Directors believes that stock options and other stock-based awards play an important role in the success of the Corporation and that this role must increase if we are to continue to attract, motivate and retain the caliber of officers and other employees necessary for our future growth and success.

Our Board of Directors believes that the remaining number of shares of common stock reserved for issuance under the Stock Incentive Plan is not sufficient for future granting needs and that the amendment to the Stock Incentive Plan is necessary to provide for an adequate number of shares to be available for grants. As of January 31, 2003, there were outstanding options to purchase 1,946,724 shares of common stock that have been granted but remain unexercised. This figure gives effect to all stock option activity from March 9, 1993 through January 31, 2003. In addition, there are 3,175 shares of restricted stock outstanding. In addition, our Board of Directors believes that it is advisable for the Corporation to have the flexibility to issue shares of unrestricted stock under the Stock Incentive Plan, including the ability to issue shares under the Chittenden Corporation Supplemental Executive Savings Plan (the “Supplemental Plan”). The Supplemental Plan, which is described in more detail below after the table entitled “Equity Compensation Plan Information,” generally permits key employees of the Corporation to defer a portion of their compensation and at the end of the deferral period to receive either cash or shares of common stock. Currently, shares of common stock are separately reserved for issuance under the Supplemental Plan. While there are still shares available for issuance under this separate reserve, our Board of Directors believes that it would be more efficient to allow the issuance of shares for this purpose under the Stock Incentive Plan. The proposed amendment would permit the Corporation to issue shares for various purposes, including in connection with the Supplemental Plan or any other deferred compensation arrangement, out of the shares reserved for issuance under the Stock Incentive Plan. Our Board of Directors believes that adding more shares of common stock to the Stock Incentive Plan and allowing the issuance of shares of unrestricted stock under the Stock Incentive Plan will help us achieve our goals by keeping our incentive compensation program competitive with those of other companies. Accordingly, our Board of Directors has voted, subject to stockholder approval, to amend the Stock Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

Pursuant to its authority under the Stock Incentive Plan, in August, 2002, our Board of Directors voted to make this additional amendment to the Stock Incentive Plan.

•	To extend the period of time to 36 months (or until the expiration of the option, if shorter) that stock options may be exercised after an optionee dies or retires. Previously in the case of the death or retirement of an optionee, stock options could only be exercised for a period of one year. This amendment only applies to stock options granted after August 21, 2002.

Under the terms of the Stock Incentive Plan as well as applicable law, this amendment does not require the approval of our Stockholders.

Summary of the Stock Incentive Plan

The following description of certain features of the Stock Incentive Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Stock Incentive Plan, as amended that is attached hereto as Exhibit A.

Stock Incentive Plan Administration.    The Stock Incentive Plan is administered by the Executive Committee that consists of not fewer than two Independent Directors (the “Administrator”), as appointed by our Board of Directors from time to time. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Stock Incentive Plan. The Administrator does not have the authority, however, to reprice outstanding options without prior stockholder approval, other than to appropriately reflect changes in the capital structure of the Corporation.

Eligibility and Limitations on Grants.    All officers and key employees of the Corporation and its subsidiaries are eligible to participate in the Stock Incentive Plan, subject to the discretion of the Administrator. The number of individuals potentially eligible to participate in the Stock Incentive Plan is approximately 450 persons.

In no event may any one Participant receive options to purchase more than 300,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. In addition, if any award of restricted stock, unrestricted stock, or performance shares granted to an individual intended to qualify as “performance based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 200,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle.

Stock Options.    Options granted under the Stock Incentive Plan may be either Incentive Stock Options (“Incentive Options”) (within the meaning of Section 422 of the Code) or Non-Qualified Stock

Options (“Non-Qualified Options”). Options granted under the Stock Incentive Plan will be Non-Qualified Options if they fail to qualify as Incentive Options or otherwise so provide.

Other Option Terms.    The Administrator has authority to determine the terms of options granted under the Stock Incentive Plan. The exercise price of each option will be not less than 100% of the fair market value of our common stock on the date the option is granted.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Stock Incentive Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the Stock Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Options granted under the Stock Incentive Plan may be exercised by one of the following methods:

•	for cash;

•	if permitted by the Administrator, by transfer to the Corporation (either actually or by attestation) of shares of common stock that are not then subject to restrictions under any Corporation stock plan, and that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the option exercise price of the shares being purchased; or

•	subject to applicable law, by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Corporation.

To qualify as Incentive Options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Restricted Stock Awards.    The Administrator may grant shares of common stock at par value or for a higher purchase price determined by the Administrator, to any participant subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with Chittenden through a specified vesting period. The vesting period and the purchase price of shares of restricted stock shall be determined by the Administrator. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

Performance Share Awards.    The Administrator may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of specified individual or company performance goals and such other conditions as the Administrator shall determine.

Tax Withholding.    Participants under the Stock Incentive Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or other award, or by transferring to the Corporation shares of common stock having a value equal to the amount of such taxes.

Change of Control Provisions.    The Stock Incentive Plan generally provides that in the event of a “change of control” as defined in the Stock Incentive Plan, all stock options will automatically become fully exercisable and the restrictions and conditions on all awards of restricted stock and performance shares will automatically be deemed waived.

Adjustments for Stock Dividends, Mergers, etc.    The Stock Incentive Plan authorizes the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Stock Incentive Plan and to any outstanding awards to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of the Corporation, the Administrator, in its discretion, may provide for appropriate substitutions or adjustments of outstanding stock options or other awards.

Amendments and Termination.    Our Board of Directors may at any time amend or discontinue the Stock Incentive Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder’s consent. To the extent required by applicable laws, or required by the Code to ensure that options granted under the Stock Incentive Plan qualify as Incentive Options, or that compensation earned under stock options granted under the Stock Incentive Plan qualify as performance-based compensation under the Code, Stock Incentive Plan amendments shall be subject to approval by our stockholders.

New Stock Incentive Plan Benefits

No grants have been made with respect to the additional shares of common stock to be reserved for issuance under the Stock Incentive Plan. The number of shares of common stock that may be granted to executive officers and all employees including non-executive officers is indeterminable at this time, as such grants are subject to the discretion of the Administrator. Awards are not made to non-employee Directors under the Stock Incentive Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)
	(a)	(b)	(c)
Equity Compensation Plans Approved By Security Holders	701,300	$27.98	548,700
Equity Compensation Plans Not Approved By Security Holders	19,500*	N/A	18,000*

Total	720,800	$27.98	566,700

* Shares of Chittenden’s common stock are issued under the Supplemental Plan when participants receive a distribution from their non-qualified accounts. No such distributions have been made to date.

The Chittenden Corporation Supplemental Executive Savings Plan (the “Supplemental Plan”) is a non-qualified deferred compensation plan and is not intended to be a qualified plan under Section 401(a) of the Code. Because the Supplemental Plan was instituted prior to Chittenden’s listing on the New York

Stock Exchange, it was not submitted to our stockholders for approval because under the applicable rules it was not required. The purpose of the Supplemental Plan is to make up for deferrals and other contributions that cannot be made on behalf of certain key employees under Chittenden’s 401(k) Plan (the “401(k) Plan”) by reason of the limitations imposed under the Code.

The Supplemental Plan generally permits participants to elect to defer a portion of earnings and receive a matching and supplemental credit from Chittenden on such amounts. The deferrals are credited to either a stock or non-stock bookkeeping account at the election of each participant. The value of a participant’s stock account is based on the fair market value of Chittenden’s common stock on the last day of the plan year in which the election is made.

If a participant terminates employment with Chittenden after having completed at least five years of service or on account of death or disability or after attaining age 65, the participant will be entitled to receive the full value of the amounts credited to his or her accounts. If a participant terminates employment with Chittenden for any reason other than death or disability prior to obtaining age 65 and the participant has not completed at least five years of service, the participant will be entitled to receive only a portion of the amounts credited to his or her accounts. Payments are made in a lump sum. Payments from a participant’s stock account are made in shares of our common stock and payments from a participant’s non-stock account are made in cash. Shares of common stock to be issued in connection with the Supplemental Plan will be made directly by Chittenden and will be from authorized but unissued common stock, from shares held in our Treasury, or from any other proper source. In addition, if the proposed amendment is approved, shares of our common stock to be issued in connection with the Supplemental Plan may be issued under the Stock Incentive Plan.

Tax Aspects under the U.S. Internal Revenue Code

The following is a summary of the principal federal income tax consequences of transactions under the Stock Incentive Plan. It does not describe all federal tax consequences under the Stock Incentive Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of common stock issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Corporation for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Corporation will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of common stock.

If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Under current law, an optionee will not have any additional FICA (Social Security) taxes upon exercise of an Incentive Option. However, the IRS has proposed new rules that, if finalized, will result in additional FICA taxes when an Incentive Option is exercised.

Non-Qualified Options.    With respect to Non-Qualified Options under the Stock Incentive Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Corporation receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments.    The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Corporation, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Corporation’s Deductions.    As a result of Section 162(m) of the Code, the Corporation’s deduction for certain awards under the Stock Incentive Plan may be limited to the extent that a Covered Employee receives compensation in excess of $1,000,000 in such taxable year of the Corporation (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

Vote Required For Approval

A majority of the votes submitted is required to ratify this amendment to the Stock Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE STOCK INCENTIVE PLAN.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order to be included in the Corporation’s proxy statement and proxy card for the 2004 annual meeting, proposals which stockholders intend to present at that meeting must be submitted in writing to the Secretary of the Corporation on or before November 7, 2003.

OTHER BUSINESS

The Board of Directors of the Corporation knows of no other matters that may come before the meeting. However, if any other business should properly come before the meeting, the proxies relating to such meeting will be voted with respect thereto in accordance with the best judgment of the Board of Directors.

EXHIBIT A

CHITTENDEN CORPORATION

STOCK INCENTIVE PLAN

1.    NAME OF PLAN

The plan shall be known as the Chittenden Corporation Stock Incentive Plan (the “Plan”).

2.    PURPOSE OF THE PLAN

The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to those employees of Chittenden Corporation or any Affiliated Corporation to promote the success of the Company.

3.    DEFINITIONS

As used herein, the following definitions shall apply:

(a)	“Affiliated Corporations” shall include members of the controlled group of corporations within the meaning of Section 1563 of the Code. Those Affiliated Corporations at the time of the adoption of the Amendment to the Plan include Chittenden Trust Company, Bank of Western Massachusetts, Flagship Bank and Trust, and Chittenden Connecticut Corporation.

(b)	“Award” means a grant or award under Section 7, 8, 9 or 10 of the Plan.

(c)	“Company” means Chittenden Corporation.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Common Stock” means common stock, par value $1.00 per share, of the Company.

(f)	“Code” means the Internal Revenue Code of 1986, as amended.

(g)	“Committee” means the Executive Committee appointed by the Board in accordance with Section 5(a) hereof.

(h)	“Continuous Employment” or “Continuous Status as an Employee” means the absence of any interruption or termination of employment with the Company or with an Affiliated Corporation. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company, while such approval continues, or in the case of transfers between payroll locations of the Company or between the Company and an Affiliated Corporation.

(i)	“Effective Date” means the date specified in Section 11 hereof.

(j)	“Employee” means any person employed by the Company or an Affiliated Corporation.

(k)	“Fair Market Value” means the price per share determined by averaging the high and low stock price on the date specified.

(l)	“Incentive Stock Option” means a stock option grant that is intended to meet the requirements of Section 422 of the Code.

(m)	“Non-Qualified Stock Option” means a stock option grant that is not intended to be an Incentive Stock Option.

(n)	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to this Plan.

(o)	“Optioned Stock” means the Common Stock of an Employee who receives an Option.

(p)	“Optionee” means an Employee who receives an Option.

(q)	“Plan” means the Chittenden Corporation Stock Incentive Plan.

(r)	“Share” means one share of the Common Stock of the Company.

(s)	“Restricted Stock” means shares of Common Stock contingently granted under Section 8 of the Plan.

(t)	“Unrestricted Stock” means shares of common stock granted under Section 10 of the Plan.

4.    SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 11(i), the maximum number of shares of Common Stock reserved and available for issuance under the Plan shall be 1,548,700 shares, which represents an increase of 1,000,000 from the previously reserved and available number of 1,250,000. (The previously reserved and available number of shares represents adjustments pursuant to Section 11(i) of the Plan as well as prior amendments to increase the number of reserved and available shares since the Plan’s inception in 1993, and as amended and restated in 2001.) Such shares may either be authorized but unissued or treasury shares. Of the total shares authorized for use under the Plan, no more than 200,000 shares may be utilized for Awards of restricted stock, unrestricted stock, or performance shares. Individual Awards granted under the Plan shall not exceed 300,000 shares per participant per year. If an Option should expire or become unexercisable for any reason without having been exercised in full or any Award is forfeited for any reason, the shares, which were subject thereto, shall, unless the Plan shall have been terminated, be available for the grant of other Awards under the Plan. Any shares tendered to exercise an Option, withheld to satisfy tax withholding on any grant, or Options associated with any Award that is settled for cash not shares, shall also be available for the grant of other Awards under the Plan.

5.	ADMINISTRATION OF THE PLAN

(a)	Composition of Executive Committee. The Plan shall be administered by the Executive Committee of the Board of Directors of the Company. Employees who are designated by the Committee shall be eligible to receive Awards under the Plan. All persons designated as members of the Committee shall be non-employee directors of the Corporation within the meaning of Rule 16b 3(b)(3)(I) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and outside directors within the meaning of Section 162(m) of the Code.

(b)	Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) (i) to interpret the terms and provisions of the Plan and any Award (including related written instruments), (ii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iii) to select the Employees to whom Awards shall be granted under the Plan, the amount and terms of such Awards and the time when Awards will be granted, (iv) to accelerate at any time the exercisability or vesting of all or any portion of any Award, (v) to decide all disputes arising in connection with the Plan, and (vi) to adopt to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. The President of the Company is hereby authorized to assist the Committee in the administration of the Plan and to execute instruments evidencing Awards on behalf of the Company and to cause them to be delivered to the Employees.

(c)	Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby, including the Company and Plan grantees.

(d)	Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

6.    ELIGIBILITY

Awards may be granted by the Board, in accordance with the recommendation of the Committee, to those officers and Employees of the Company and of any Affiliated Corporation who are determined to be key employees of the Company. An Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

7.    STOCK OPTIONS

(a)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employee to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing Section 422.

(b)	Option Price. The price per share at which each stock option granted under the Plan may be exercised shall not, as to any particular stock option, be less than 100% of the Fair Market Value of the stock at the time such stock option is granted.

(c)	Exercise of Option. An Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Option granted to an Optionee; however, in no event may any Option granted hereunder be exercisable after expiration of 10 years from the date of such grant. An Option may not be exercised for a fractional Share. An Option may be exercised, subject to the provisions hereof relative to its termination and limitations on its exercise, from time to time only by (i) written notice of intent to exercise the Option with respect to a specified number of Shares, and (ii) payment to the Company (contemporaneously with delivery of each such notice) of the amount of the Option price of the number of Shares with respect to which the Option is then being exercised by one or more of the following methods to the extent provided in the Option Award agreement:

(A)	in cash, by certified or bank check or other instrument acceptable to the Committee;

(B)	by the surrender and delivery to the Company (or attestation to the ownership) of Shares of the same class as the Shares to be acquired by exercise of the Option with a Fair Market Value equal to or less than the total Option price plus cash for any difference, provided such surrendered Shares have been purchased by the optionee on the open market or have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan; or

(C)	the Board also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restriction, or by any other means which the Board determines to be consistent with the Plan’s purpose and applicable law.

Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Secretary of the Company at the Company’s executive offices, until the total number of Shares then subject to the Option have been purchased.

(d)	Termination of Employment.

(i)	If an Optionee ceases to be an Employee of the Company or any Affiliated Corporation other than by reason of death, retirement (after attainment of age 55), disability (as defined in

Section 422(c) of the Code), or is terminated for cause, absent a determination by the Committee to the contrary, any options which were exercisable by the Optionee on the date of termination may be exercised any time before their expiration date or within three months after the date of termination, whichever is earlier, but only to the extent that the options were exercisable on the date of termination.

(ii)	If an Optionee’s termination is because of death or disability (as defined in Section 422(c) of the Code), all stock options previously granted to the Optionee will become exercisable. In the case of death of the Optionee, options may be exercised at any time before their expiration date or within thirty-six (36) months after the date of death, whichever is earlier. In the case of permanent disability (as defined in Section 422(c) of the Code), options may be exercised at any time before their expiration date.

(iii)	If an Optionee’s termination is because of retirement (after attainment of age 55), any options which were exercisable by the Optionee on the date of termination may be exercised any time before their expiration date or within thirty-six (36) months after the date of termination, whichever is earlier, but only to the extent that the options were exercisable on the date of termination absent a determination by the Committee to the contrary.

(iv)	If an Optionee is terminated for cause, any options which were exercisable by the Optionee on the date of termination may be exercised any time before their expiration date or within thirty (30) days of termination, whichever is earlier, but only to the extent that the options were exercisable on the date of termination. For purposes of the Plan, cause shall mean and include:

(a)	deliberate dishonesty with respect to the Company or any Affiliated Corporation; or

(b)	the conviction of any crime involving moral turpitude; or

(c)	gross negligence of or refusal to perform any duty or responsibility as an employee of the Company or any Affiliated Corporation, other than as a result of sickness, accident, disability or similar cause beyond the control of the Optionee.

(e)	Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or an Affiliated Corporation become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

8.    RESTRICTED STOCK

(a)	Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom shares of Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each Employee, the duration of the Restricted Period during which and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. The Committee may determine that the Restricted Period applicable to a particular grant may vary depending upon specific performance targets. These targets will be measured by one or more of the following: Corporate profitability, ROE or EPS. The Committee shall determine the Awards to be granted hereunder and the targets to be used for any Award by such date as is permitted under Section 162(m) of the Code for the establishment of performance goals pursuant to which performance-based compensation is to be payable for a particular period.

(b)	Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Employee and deposited by such Employee, with the Company. During this period the Employee shall have voting rights on such shares and shall receive applicable dividends. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Employee or the Employee’s legal representative.

(c)	If an Employee’s employment terminates by reasons of permanent disability (as defined in Section 422(c) of the Code) or death, any Restricted Stock held by such Employee shall thereafter vest or any restriction lapse, to the extent such Restricted Stock would have become vested or no longer subject to restriction within one year from the time of termination had the Employee continued to fulfill all of the conditions of the Restricted Stock during such period (or on such accelerated basis as the Committee may determine at or after grant). Unless otherwise determined by the Committee, subject to Section 12(j) below, if an Employee’s employment terminates for any reason other than permanent disability (as defined in Section 422(c) of the Code) or death, the Restricted Stock which is unvested or subject to restriction shall thereupon be forfeited.

9.    PERFORMANCE AWARDS

(a)	Performance Awards shall consist of shares of Common Stock of the Company to be issued in the event that Profit Goals as measured by one or more of the following: Corporate profitability, EPS or ROE are met. The Committee shall determine the Awards to be granted hereunder and the targets to be used for any Award by such date as is permitted under Section 162(m) of the Code for the establishment of performance goals pursuant to which performance-based compensation is to be payable for a particular period.

(b)	Actual payments of Performance Awards earned shall be in cash or in Common Stock or in a combination of both, as the Committee in its sole discretion determines.

(c)	If Common Stock of the Company is used, the Employee shall not have the right to vote and receive dividends until the Profit Goals are achieved and the actual shares are issued.

(d)	The number of shares of Common Stock to be issued to an Employee will be determined by dividing the dollar value of the portion of the incentive award that is to be paid in stock by the per share Fair Market Dollar Value of the Common Stock on the date that the Employee’s award value is calculated.

10.    UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Common Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due such grantee. In addition Unrestricted Stock may be granted under the Plan pursuant to the Company’s Supplemental Executive Savings Plan or any other deferred compensation arrangement.

11.    CHANGE IN CONTROL

Notwithstanding anything to the contrary contained herein, and notwithstanding any contrary waiting period or installment period in any option agreement or in the Plan, each outstanding Option and Right granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby, and any restriction or deferral limitation applicable to any Restricted Stock, shall lapse and such shares and awards shall be deemed fully vested, in the event of a Change in Control (as hereinafter defined). For purposes of this Plan, a Change in Control shall be deemed to have occurred upon the first to occur of the following events:

(i)	any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the number of the Company’s then outstanding securities;

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsection 11 (i), (iii) or (iv) of this Section 11) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease by any reason to constitute at least one half thereof;

(iii)	the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 60% of the number of outstanding securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

12.    GENERAL PROVISIONS

(a)	Withholding. The Employer shall have the right to deduct from all amounts paid to an Employee in cash (whether under this plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of Awards in the form of Common Stock, at the Committee’s discretion the Employee may be required to pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Employer shall have the right to retain (or the Employee may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the minimum amount required to be withheld.

(b)	Nontransferability. No Award shall be assignable or transferable, and no right or interest of any Employee shall be subject to any lien, obligation or liability of the Employee, except by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

(c)

No Right to Employment.    No person shall have any claim or right to be granted an Award and the grant of an Award shall not be construed as giving an Employee the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant. Such event will relieve the Employer from any liability, and eliminates the Employee’s claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

(d)	No Rights as Stockholder. Subject to the provisions of the applicable Award, no Employee or designated beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Employee shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(e)	Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Vermont.

(f)	Effective Date. Subject to the approval of the stockholders of the Company, the Plan, as amended and restated, shall be effective as of April 16, 2003. No Options or Awards may be granted under the Plan after April 16, 2013.

(g)	Amendment of Plan. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under Section 162(m) of the Code. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations. The President shall be authorized to make minor or administrative modifications to the Plan as well as modification to the Plan, which may be dictated by requirements of federal or state statutes applicable to the Company or authorized or made desirable by such statutes. No modification or termination of the Plan shall, without the Employee’s consent, alter or impair any of their rights or obligations under any Option or right theretofore granted to him or her under the Plan.

(h)	Amendment of Award. Unless otherwise provided by the Committee in granting an award, but subject to (j) below, the Committee may amend, modify or terminate any outstanding Award with the grantee’s consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (i) to change the date or dates as of which (A) an Option or Right becomes exercisable; (B) Restricted Stock becomes nonforfeitable.

(i)

Adjustments and Assumptions.    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the Awards granted, and in the purchase price of outstanding Options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all Awards granted hereunder and outstanding on the date of such event shall be assumed by the surviving or continuing corporation with appropriate adjustment as to the number and kind of shares and purchase price of the shares. Committee Certification and Discretion. No Employee shall receive any shares of Restricted Stock or Performance Awards under this Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the relevant performance targets have in fact been satisfied. Notwithstanding any other provision of the Plan to the contrary, the Committee shall have the discretion to reduce the size of any individual Award under Section 8 or 9, but neither the Committee nor any other person may take any action which would result in the increase of the

Award to be paid to any Employee under the terms of the Plan or authorize the payment of shares of Restricted Stock or Performance Awards under this Plan if the performance targets have not been satisfied.

(j)	Section 162(m) Conditions: Bifurcation of Plan. It is the intent of the Company that the Plan and the shares of Restricted Stock and Performance Awards hereunder satisfy and be interpreted in a manner, that, in the case of Employees who are or may be persons whose compensation is subject to Section 162(m) of the Code, satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Committee in any manner so that certain provisions of the Plan intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m) of the Code.

(k)	Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by Employees, directors and other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or an Affiliated Corporation or the acquisition by the Company or an Affiliated Corporation of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 4.

(l)	Status of Plan. With respect to any portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

(m)	Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy, as in effect from time to time.

(n)	Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

To record the adoption of the Chittenden Corporation Stock Incentive Plan, the Company has caused its appropriate officers to affix its corporate name and seal hereto this 19th day of February, 2003.

ATTEST:

CHITTENDEN CORPORATION	WITNESSED
BY: /s/ F. Sheldon Prentice	BY: /s/ Eugenie J. Fortin

Senior Vice President, General Counsel and Secretary	Assistant Vice President and Assistant Secretary

A copy of the Corporation’s Annual Report for 2002 (on Form 10-K), as filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, will be furnished free of charge to beneficial owners of the Corporation’s stock upon written request to:

F. Sheldon Prentice, Secretary or

Eugenie J. Fortin, Assistant Secretary

Chittenden Corporation

P.O. Box 820

Burlington, VT 05402-0820

Any person requesting a copy of the report must set forth in his/her written request a good faith representation that he/she was in fact a beneficial owner of stock of the Corporation on the record date for the annual meeting.

SKU 0667-PS-03

Dear Shareholder:

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

CHITTENDEN CORPORATION

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCHT62

PROXY

CHITTENDEN CORPORATION

Two Burlington Square, Burlington, Vermont 05401

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Philip M. Drumheller, Ernest A. Pomerleau and Pall D. Spera as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Chittenden Corporation held of record by the undersigned on February 28, 2003 at the annual meeting of stockholders to be held at the Radisson Hotel Burlington, 60 Battery Street, Burlington, Vermont on April 16, 2003 at 4:00 p.m., or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CHITTENDEN CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCHT61

☒	Please mark votes as in this example.

								FOR	AGAINST	ABSTAIN
1.	To elect four directors, each to serve for a term of three years. The Board of Directors has nominated the following four individuals for election as such directors: John K. Dwight, Lyn Hutton, Paul A. Perrault and Mark W. Richards.					2.	Ratification of the Amendment to the Chittenden Corporation Stock Incentive Plan.	☐	☐	☐

		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3.	The proxies are authorized to vote in their discretion upon such other business and matters or proposals as may properly come before the Chittenden Meeting.

	☐
	INSTRUCTIONS: To withhold authority to vote for any nominee, write the nominee’s name in the space provided above.
							MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:                                                          Date:                             Signature:                                                          Date: